UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2019 (January 16, 2019)

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue, 38th Floor New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.02 — Financial Condition and Results of Operations

For the year ended December 31, 2018, Owl Rock Capital Corporation (the “Company,” “we” or “our”) declared total distributions of $1.42 per share. Management estimates that our net asset value (“NAV”) per share was $15.10 as of December 31, 2018.

Management estimates that for the year ended December 31, 2018, our net total returns were 11.4%. Total return is calculated as the change in NAV per share during the year divided by the beginning NAV per share, plus the total declared dividends for the year divided by daily average since inception capital called for the year.

Since Owl Rock Capital Advisors LLC (the “Adviser), our investment adviser, and its affiliates began investment activities in April 2016 through December 31, 2018, our Adviser and its affiliates have originated more than $11.1 billion aggregate principal amount of investments. As of December 31, 2018, based on estimated fair value, our portfolio consisted of approximately 79% first lien senior secured debt investments and over 99% of our debt investments based on fair value in our portfolio were at floating rates.

The information set forth above is for informational purposes to provide an initial year-end update only and does not constitute an offer to sell or a solicitation to purchase any security or an offer to provide any advisory services.  Any such offer or solicitation shall be made only pursuant to offering and subscription documents which describe risks related to such investment or services as well as other important information.  The information set forth above is not intended to be relied upon as the basis for an investment decision.

Readers should not assume that we will achieve our investment objectives.  Actual returns on current unrealized investments will depend on, among other factors, future operating results, the value of the investments, interest rates and market conditions at the time of disposition, any related transaction costs, and the timing and manner of disposition, all of which may differ from the assumptions and circumstances on which the current valuations are based.  Accordingly, the actual realized values of unrealized investments may differ materially from the values indicated herein.

Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.

Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management.  Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon.  Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology.  Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Annual Report on Form 10-K for the year ended December 31, 2018 may differ from these estimates, and any such differences may be material. For example, estimated net asset value per share and the estimates of our portfolio composition is based on the value of our total assets, including our investments (substantially all of which are not publicly traded or whose market prices are not readily available, the fair value of which must be determined by our board of directors in good faith). The fair value of such investments have not yet been determined by our board of directors and the actual fair value of such investments, when determined by our board of directors, may be different than the estimates reported herein. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations as of and for the year ended December 31, 2018 that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above and should view this information in the context of our full fourth quarter results when such results are disclosed by us in our Annual Report on Form 10-K for the year ended December 31, 2018. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the  preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

The information disclosed under this Item 2.02, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

January 16, 2019	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer